UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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FATHOM DIGITAL MANUFACTURING CORPORATION

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Your Vote Counts! FATHOM DIGITAL MANUFACTURING ATTN: MARK FROST 1050 WALNUT RIDGE DRIVE HARTLAND, WI 53029 FATHOM DIGITAL MANUFACTURING CORP 2023 Annual Meeting Vote by July 10, 2023 11:59 PM ET V08158-P86850 You invested in FATHOM DIGITAL MANUFACTURING CORP and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on July 11, 2023. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 27, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control numbe Vote Virtually at the Meeting* July 11, 2023 11:00 am ET Virtually at: www.virtualshareholdermeeting.com/FATH2023*Please check the meeting materials for any special requirements for meeting attendance V1.2.

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Vote at www.ProxyVote.comTHIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends V08159-P86850 01) Caralynn Nowinski Collens 02) Adam DeWitt 03) Ryan Martin 1. Election of the three incumbent Class I Directors for three-year terms expiring at the 2026 Annual Meeting of Shareholders once their respective successors have been duly elected and qualified or until their earlier resignation or removal (Proposal 1); Nominees: 2. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our 2023 fiscal year (Proposal 2); 3. Approval of an amendment to the Company’s Certificate of Incorporation (the “Charter”) to reflect new Delaware law provisions regarding senior officer exculpation (Proposal 3); 4. Approval of an amendment to the Charter to provide our Board of Directors with discretion to effect a reverse stock split of our Class A and Class B common stock (Proposal 4); and 5. Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. For For For For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V08159-P86850.

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